UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 10, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31255	59-2857021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

24301 Walden Center Drive,
Bonita Springs, Florida 34134		34134
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

and

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

6-5/8% Senior Subordinated Notes due 2015

On March 10, 2005, WCI Communities, Inc. (the “Company”) completed the offering of $200 million of its 6-5/8% Senior Subordinated Notes due 2015 (the “Notes”) in a private placement pursuant to Rule 144A under the Securities Act of 1933 (the “Offering”). The Offering was consummated pursuant to the terms of a previously-reported Purchase Agreement (the “Purchase Agreement”) dated as of March 3, 2005 among the Company, certain subsidiaries of the Company as guarantors (the “Guarantors”) and the initial purchasers of the Notes (collectively, the “Initial Purchasers”). The Notes are guaranteed (the “Guarantees”) by the Guarantors.

The Company received approximately $198.5 million of proceeds from the Offering, after deducting the Initial Purchasers’ fees and estimated offering expenses. The net proceeds will be used to repay a portion of the outstanding balance of the Company’s senior unsecured revolving credit facility and for general corporate purposes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

The Notes were issued under an Indenture, dated as of March 10, 2005, by and among the Company, the Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Notes and the Guarantees are general, unsecured obligations of the Company and the Guarantors and are subordinated to certain of the Company’s and its subsidiaries’ current debt and will be subordinated to certain of the Company’s and its subsidiaries’ future debt that the Company is permitted to incur under its senior unsecured revolving credit facility and the Indenture.

The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest of 6-5/8% per year (payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2005), and will mature on March 15, 2015. The Company may redeem the Notes, in whole or in part, at any time prior to March 15, 2010, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of redemption, if any, plus a “Make-Whole Amount” set forth in the Indenture. The Company may redeem the Notes, in whole or in part, at any time on or after March 15, 2010 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest and additional interest, if any. At any time on or before March 15, 2008, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of qualified equity offerings at a redemption price equal to 106.625% of the principal amount, plus accrued and unpaid interest and additional interest, if any.

Upon a change of control as described in the Indenture, the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The Indenture contains covenants that limit the ability of the Company and the Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness; (ii) pay dividends on, redeem or repurchase its capital stock; (iii) make investments; (iv) engage in transactions with affiliates; (v) create certain liens; or (vi) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries on a consolidated basis. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture. Following the time when the Notes are assigned investment grade ratings from both Standard & Poor’s Rating Service and Moody’s Investors Service, Inc., and no default has occurred and is continuing, certain of the covenants described above will no longer apply.

The Notes and the Indenture contain customary events of default, including, without limitation, failure to pay principal on the Notes when due; failure to pay interest on the Notes for 30 days after becoming due; failure to comply with certain agreements or covenants contained in the Indenture for a period of 30 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of Notes then outstanding; acceleration of $25 million or more of certain other indebtedness; and certain bankruptcy events.

There are no material relationships between The Bank of New York Trust Company, N.A. and the Company or any of their respective affiliates, other than (a) The Bank of New York Trust Company, N.A. as trustee, registrar and paying agent under the Indenture, (b) The Bank of New York as trustee, registrar and paying agent under an Indenture dated February 20, 2001 relating to $350 million aggregate principal amount of the Company’s 10-5/8% Senior Subordinated Notes due 2011, (c) The Bank of New York as trustee, registrar and paying agent under an Indenture dated April 24, 2002 relating to $200 million aggregate principal amount of the Company’s 9-1/8% Senior Subordinated Notes due 2012, (d) The Bank of New York as trustee, registrar and paying agent under an Indenture dated August 5, 2003 relating to $125 million aggregate principal amount of the Company’s 4% Contingent Convertible Senior Subordinated Notes due 2023 and (d) The Bank of New York as trustee, registrar and paying agent under an Indenture dated September 29, 2003 relating to $125 million aggregate principal amount of the Company’s 7-7/8% Senior Subordinated Notes due 2013.

Registration Rights Agreement

In connection with the completion of the Offering, the Company and the Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 10, 2005, with the Initial Purchasers. The Registration Rights Agreement requires the Company and the Guarantors (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to a registered exchange offer to exchange the Notes for publicly registered notes that are identical in all material respects within 90 days after March 10, 2005, the date of issuance of the Notes, (ii) to use their reasonable best efforts to cause such registration statement to be declared effective by the SEC within 180 days after March 10, 2005, the date of issuance of the Notes, (iii) to use their reasonable best efforts to consummate the exchange offer within 40 business days after such registration statement is declared effective by the SEC and (iv) if the Company cannot consummate the exchange offer within the time periods listed above (or as otherwise provided under the Registration Rights Agreement), to file a shelf registration statement for the resale of the Notes. In addition, if (a) the Company and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, (c) the Company and the Guarantors fail to consummate the exchange offer within 40 business days of the date the exchange offer registration statement was declared effective or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above, a “Registration Default”), then the Company will pay additional interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of Notes held by such holder; provided that no holder of Notes constituting an unsold allotment from the original sale of the Notes or any other holder of Notes who is entitled to the benefits of a shelf registration statement shall be entitled to receive additional interest by reason of a Registration Default that pertains to an exchange offer. The amount of the additional interest will increase by an additional $0.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of $0.25 per week per $1,000 principal amount of Notes.

The terms of the Registration Rights Agreement were established in arms-length negotiations with the Initial Purchasers. From time to time, the Initial Purchasers have provided investment banking, general financing and advisory services to the Company and its affiliates, including services in connection with the prior public and private note offerings by the Company and its subsidiaries, and may do so in the future. They receive, and expect to receive, customary fees and commissions for these services.

The above descriptions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete statements of the parties’ rights and obligations under the Indenture or the Registration Rights Agreement. The above descriptions are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

Exhibit	Title
Number
4.1	Indenture, dated as of March 10, 2005, among WCI Communities, Inc. and the guarantors named therein, and The Bank of New York Trust Company, N.A., as trustee, relating to $200 million aggregate principal amount of 6-5/8% Senior Subordinated Notes due 2015

4.2	Registration Rights Agreement, dated as of March 10, 2005, among WCI Communities, Inc. and the guarantors named therein, and the several initial purchasers named therein, relating to $200 million aggregate principal amount of 6-5/8% Senior Subordinated Notes due 2015

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.
Date: March 10, 2005	By:	/s/ Vivien N. Hastings
		Name:	Vivien N. Hastings
		Title:	Senior Vice President